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                                                                      EXHIBIT 21


                  OFFICERS AND DIRECTORS/INVESTOR INFORMATION
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BOARD OF DIRECTORS                                                       CORPORATE OFFICERS
Eugene E. Prince                                                         Richard D. Smith
Chairman of the Board                                                    President, Chief Executive Officer and Chief
                                                                         Financial Officer
Richard D. Smith
President and Chief Executive Officer                                    Herbert Franson
                                                                         Assistant Treasurer, Corporate Controller
Delwin D. Hock                                                           and Assistant Secretary
Former Chairman of the Board of Directors,
President and CEO of Public Service Company of Colorado                  Susan M. Chiarmonte
                                                                         Secretary
Chester H. Clarridge
Consultant                                                               SUBSIDIARIES AND DIVISIONS
                                                                         Domestic Subsidiaries and Divisions
Graydon D. Hubbard                                                       Hathaway Systems Corporation
Retired Partner, Arthur Andersen LLP                                     Littleton, Colorado

George J. Pilmanis                                                       Hathaway Automation Technology, a division of
President of Balriga International Corporation                           Hathaway Systems Corporation
Business Development in the Far East and                                 Kent, Washington
Eastern Europe
                                                                         Hathaway Process Instrumentation Corporation
INVESTOR INFORMATION                                                     Carrolton, Texas
Annual Meeting
The Annual Meeting of Shareholders of                                    Hathaway Industrial Automation, Inc.
Hathaway Corporation will be held at 2:00 p.m.,                          Hunt Valley, Maryland
on Thursday, October 28, 1999 at the Lone Tree
Country Club, 9808 Sunningdale Boulevard,                                Hathaway Motors and Instruments, a division of
Littleton, Colorado.                                                     Hathaway Motion Control Corporation
                                                                         Tulsa, Oklahoma
Information Requests
Copies of the Company's reports to the                                   Computer Optical Products, Inc.
Securities and Exchange Commission, excluding                            Chatsworth, California
exhibits, on Form 10-K and Form 10-Q may be
obtained from the Company without charge.                                Emoteq Corporation
Direct your written request to: Hathaway                                 Tulsa, Oklahoma
Corporation, 8228 Park Meadows Drive,                                    Evergreen, Colorado
Littleton, Colorado 80124.
                                                                         International Subsidiaries
Transfer Agent                                                           Hathaway Systems Limited
American Stock Transfer & Trust Company                                  Belfast, Northern Ireland
40 Wall Street
New York, NY 10005                                                       Emoteq UK Limited
                                                                         Bournemouth, England
Independent Public Accountants
ARTHUR ANDERSEN LLP
Denver, Colorado
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